SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 17, 2012

Vortec Electronics, Inc.

(Exact name of registrant as specified in its charter)

NV	000-53985	TBA
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

No. 16D, Jalan 6/5 Taman Komersial Pandan Indah, Malaysia	_______
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 778-991-7278

___________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 17, 2012, Melissa Lopez resigned as Secretary of the Company concurrently with the appointment of Imelda Tin to act as our Secretary.

There was no known disagreement with Ms. Lopez on any matter relating to the Company’s operations, policies or practices.

Imelda Tin has been our Director since our inception. Since 2001, Miss Tin has been a corporate associate engineer of Thomson Corp. Ms. Tin has an MS from De La Salle University and a BS from Philippine School of Business Administration (PSBA-Manila).

There are no family relationships between Ms. Tin and any of our directors or executive officers.

Ms. Tin has not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years. At this time, we do not have any employment agreement with Ms. Tin.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vortec Electronics, Inc.

/s/ Melissa Lopez

Melissa Lopez
Chief Executive Officer

Date: July 17, 2012

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